Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY DECLARES QUARTERLY CASH DIVIDEND
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Company also Extends Authorized Stock Repurchase Program

Philadelphia, PA, July 23, 2014 - Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced that its Board of Directors has declared a regular quarterly cash dividend of $0.20 per share. The cash dividend will be payable September 26, 2014 to stockholders of record at the close of business on September 5, 2014.

The Company also announced that its Board of Directors has extended the Company's authorized stock repurchase program, so that it now expires on July 31, 2016.  Under the program, the Company may repurchase up to $10 million of the Company's outstanding common stock from time to time through solicited or unsolicited transactions in the open market or in negotiated or other transactions.  Prior to the extension, the program was scheduled to expire on July 31, 2014.  To date, the Company has not repurchased any shares under the program.

Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2014, Destination Maternity operates 1,901 retail locations, including 575 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,326 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at Kohl's® stores throughout the United States and on Kohls.com. In addition, Destination Maternity has international store franchise and product supply relationships in the Middle East, South Korea and Mexico. As of June 30, 2014, Destination Maternity has 77 international franchised locations, including 18 Destination Maternity branded stores and 59 shop- in-shop locations.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, potential stock repurchases, results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the possibility that an offer will or will not be pursued with respect to the proposed acquisition of Mothercare plc (the "proposed acquisition"), failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed acquisition, adverse effects on the market price of the Company's common stock and on the Company's operating results because of a failure to complete the proposed acquisition, failure to realize any benefits of the proposed acquisition, the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully pursue, complete and manage any acquisitions and related matters, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, our ability to generate sufficient free cash flow to continue our regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, our ability to successfully manage and accomplish our planned relocations of our headquarters and distribution operations with minimal disruption to our overall operations, war or acts of terrorism and other factors set forth in the Company's periodic filings with the U.S. Securities and Exchange Commission (the "SEC"), or in materials incorporated therein by reference. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement. The Company assumes no obligation to update or revise the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law.